UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – September 25, 2009

COMMISSION FILE NUMBER: 000-254888

RG GLOBAL LIFESTYLES, INC.
(Exact name of registrant as specified in its charter)

CALIFORNIA	33-0230641
(State or jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2345 W Foothill, Suite 7
Upland, CA 92807
(Address of principal executive offices, including zip code)

(949) 888-9500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RG GLOBAL LIFESTYLES, INC.

ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(a)	On September 25, 2009, David Koontz resigned from his position as Director and as member of the Audit Committee of registrant, in order to free up time requirements required by his primary employer.

(b)	On September 25,2009, the Board of Directors elected Bob Glaser to be an Executive Director of the company. Mr. Glaser fills a vacancy on the board.

Mr. Glaser, age 55, was previously registrant’s VP Operations since January 4, 2009.  Prior to this, Mr. Glaser was CEO of registrants majority owned subsidiary OC Energy Drink, Inc. from June 25, 2008 to current, and it’s Chief Operating Officer from September 1, 2007 to June 25, 2008.  Prior to this, Mr. Glaser was President of Artisan, Inc. for 16 years.  Mr. Glaser is proficient in, machinery design, managing large workforces, detail oriented planning, forecasting, and creating short and long term company goals.  His ability to utilize Lean, Supply Stream Manufacturing and Six Sigma Processes in the evaluation of projects is essential to minimizing costs and instrumental in vendor negotiations. He has received many awards from major manufacturers for consistent quality in manufacturing and his relentless pursuit of excellence.

(c)	On September 25, 2009 the Board of Directors elected Keith Morlock to be an Executive Director of the company. Mr. Morlock fills a vacancy on the board.

Mr. Morlock Age 35 is currently registrants VP of Business Development since January 4, 2009 and has served as registrants Corporate Secretary since January 26, 2009.  Since November 2007, Mr. Morlock worked as both an employee and subcontractor for registrants’ affiliate company.   Mr. Morlock has extensive history in GMP, writing SOP’s and over 14 years of dealing with regulatory agencies including the EPA and the FDA. In addition, his expertise includes researching, analyzing, and monitoring financial, technological, and demographic factors to capitalize on market opportunities and minimize competitive activity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Date: September 29, 2009		RG GLOBAL LIFESTYLES, INC.

	By:	/s/ Grant King
Grant King
Chief Executive Officer